Exhibit 5.2

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

June 9, 2017

CalAtlantic Group, Inc.

1100 Wilson Boulevard, #2100

Arlington, Virginia 22209

Re:	CalAtlantic Group, Inc. Registration Statement on Form S-3 (File No. 333-207309) Issuance of $350,000,000 principal amount of 5.000 % Senior Notes due 2027

Ladies and Gentlemen:

We have acted as special counsel to CalAtlantic Group, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the prospectus supplement dated June 6, 2017, filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) on June 8, 2017 (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $350,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2027 (the “Notes”) and the guarantees of the Company’s payment obligations under the Notes by the Guarantors (the “Guarantees”).

The Notes have been issued pursuant to the Indenture dated as of April 1, 1999 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by the Twenty-Eighth Supplemental Indenture, dated June 9, 2017, relating to the Notes and the Guarantees, among the Company, the Guarantors and the Trustee (the “Twenty-Eighth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and are guaranteed pursuant to the terms of the Indenture.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture (including the Guarantees included therein), the Notes, the Registration Statement on Form S-3, file no. 333-207309, filed with the Commission under the Securities Act on October 6, 2015 (the “Registration Statement”), and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials

CalAtlantic Group, Inc.

June 9, 2017

and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A as “Florida Guarantors” is validly existing under the laws of its jurisdiction of incorporation, has all requisite partnership power to execute, deliver and perform its obligations under the Indenture and the Notes to which it is a party; that the execution and delivery of such documents by each such Guarantor and the performance of its obligations thereunder have been duly authorized by all necessary partnership action and do not violate any law, regulation, order, judgment or decree applicable to each such Guarantor; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Guarantees are legal, valid and binding obligations of the Guarantors, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York, (ii) for purposes of paragraph 2 above, the State of California, and (iii) to the extent relevant for our opinions herein, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions above. We have further assumed without independent investigation that the operating agreement of each of the Guarantors that is a Delaware limited liability company constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms; to the extent our opinions in paragraph 2 above are dependent

CalAtlantic Group, Inc.

June 9, 2017

on the interpretation of such agreement, it is based on the plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, and, to the limited extent set forth above, the State of California and the Delaware General Corporation Law and Delaware Limited Liability Company Act, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

California Guarantors

Lagoon Valley Residential, LLC, a California limited liability company

The Ryland Corporation, a California corporation

Delaware Guarantors

HSP Arizona, Inc., a Delaware corporation

HWB Investments, Inc., a Delaware corporation

CalAtlantic Homes of Indiana, Inc., a Delaware corporation

CalAtlantic Homes of Texas, Inc., a Delaware corporation

CalAtlantic Homes of Arizona, Inc., a Delaware Corporation

Ryland Homes of California, Inc., a Delaware Corporation

Ryland Homes Nevada, LLC, a Delaware limited liability company

Standard Pacific 1, Inc., a Delaware corporation

Standard Pacific of Colorado, Inc., a Delaware corporation

Standard Pacific of Florida GP, Inc., a Delaware corporation

Standard Pacific of Las Vegas, Inc., a Delaware corporation

Standard Pacific of Orange County, Inc., a Delaware corporation

Standard Pacific of South Florida GP, Inc., a Delaware corporation

Standard Pacific of Tampa GP, Inc., a Delaware corporation

Standard Pacific of the Carolinas, LLC, a Delaware limited liability company

Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company

Standard Pacific of Walnut Hills, Inc., a Delaware corporation

Westfield Homes USA, Inc., a Delaware corporation

Florida Guarantors

Standard Pacific of South Florida, general partnership, a Florida general partnership

Standard Pacific of Tampa, general partnership, a Florida general partnership